CERTIFICATE OF TRUST
                                       OF
                                  A&P FINANCE I

     THIS Certificate of Trust of A&P Finance I (the "Trust"), dated as of June 9, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

     1. Name. The name of the business trust formed hereby is A&P Finance I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                        BANKERS TRUST COMPANY, as trustee

                        By: /s/ Jacqueline Bartnick
                            --------------------------------------
                            Name:   Jacqueline Bartnick
                            Title:  Vice President

                        BANKERS TRUST (DELAWARE), as trustee

                        By: /s/ M. Lisa Wilkins
                            --------------------------------------
                            Name:   M. Lisa Wilkins
                            Title:  Assistant Secretary

                        FRED CORRADO, as trustee


                            /s/ Fred Corrado



                        ROBERT G. ULRICH, as trustee


                            /s/ Robert G. Ulrich